Exhibit 99.1

FOR IMMEDIATE RELEASE

BED BATH & BEYOND INC. REPORTS RESULTS FOR FISCAL 2019 THIRD QUARTER

Reported Third Quarter Net Loss Per Diluted Share of $(0.31); Adjusted Net Loss Per Diluted Share of $(0.38)

Sales Fell Short of Plan Despite Relative Strength During a Key 5-Day Holiday Shopping Period

Company Plans to Reveal New Strategic Vision in Early 2020; Withdraws Fiscal 2019 Financial Guidance

UNION, New Jersey, January 8, 2020 --- Bed Bath & Beyond Inc. (Nasdaq: BBBY) today reported financial results for the third quarter of fiscal 2019 ended November 30, 2019.

"I am delighted to have the opportunity to lead this iconic company," stated Mark J. Tritton, Bed Bath & Beyond's President and CEO. "Our performance in the third quarter was unsatisfactory and underscores the imperative for change and strengthens our sense of priorities and purpose. We must respond to the challenges we face as a business, including pressured sales and profitability, and reconstruct a modern, durable model for long-term profitable growth. Fortunately, the foundation of the Company’s transformation is well underway, due in large part to the direction and support of the Board. We will be finalizing the details of our strategic plan over the next few months and appreciate your patience as we embark and pursue this journey to position Bed Bath & Beyond to deliver long-term, sustainable growth."

Fiscal 2019 Third Quarter Results

For the fiscal 2019 third quarter, the Company reported a net loss of $(0.31) per diluted share ($(38.6) million), which included a net benefit of $0.07 from the favorable impact from an adjustment to the incremental inventory reserve for future markdowns associated with its inventory initiative, that was partially offset by a non-cash charge for the impairment of certain store-level assets. This compares to net earnings of $0.18 per diluted share ($24.4 million) for the fiscal 2018 third quarter, which included the favorable impact of $0.16 per diluted share from the gain on the sale of a building. Excluding these net favorable impacts in both periods, the Company reported an adjusted net loss of $(0.38) per diluted share ($(46.9) million) for the fiscal 2019 third quarter, compared to adjusted net earnings of $0.02 per diluted share ($2.7 million) for the fiscal 2018 third quarter. Net sales for the fiscal 2019 third quarter were $2.8 billion, a decrease of 9.0% compared to the prior year period. Comparable sales in the fiscal 2019 third quarter declined 8.3%.

The Company's fiscal 2019 third quarter was significantly impacted by the calendar shift of the Thanksgiving holiday this year resulting in one less week of holiday sales compared to the prior year period. Adjusting for this calendar shift to include Thanksgiving and Cyber Monday weeks in both periods, comparable sales for the fiscal 2019 third quarter declined 3.6%. During the key five-day shopping period from Thanksgiving to Cyber Monday for both this year and last year, comparable sales on a shifted basis increased 7.1%.

Capital Allocation

Today, the Company’s Board of Directors declared a quarterly dividend of $0.17 per share payable on April 14, 2020 to shareholders of record at the close of business on March 13, 2020.

The Company repurchased $1.2 million of its common stock, representing 87,000 shares, during the fiscal 2019 third quarter.

The Company ended the fiscal 2019 third quarter with $920 million in cash and investments, compared with $1.0 billion in cash and investments at the end of the fiscal 2018 third quarter.

Outlook

The Company expects its sales and profitability to remain pressured during the fiscal 2019 fourth quarter. Considering these headwinds reflected in the Company's results to date, and the ongoing work by recently appointed President & CEO Mark Tritton to assess the business and finalize the details of the Company's go-forward strategic plan as well as the extensive senior leadership changes within the past month, the Company believes it is appropriate to withdraw its fiscal 2019 full year financial guidance.

Fiscal 2019 Third Quarter Conference Call and Investor Presentation
Bed Bath & Beyond Inc.’s fiscal 2019 third quarter conference call with analysts and investors will be held today at 5:00pm ET and may be accessed by dialing 1-888-771-4371, or if international, 1-847-585-4405, using conference ID number 49249207. The replay of the call will be available beginning today at 8:00pm ET through 8:00pm ET on Friday, January 10th, 2020, and can be accessed by dialing 1-888-843-7419, using conference ID number 49249207. The call and replay can also be accessed via audio webcast on the investor relations section of the Company's website at www.bedbathandbeyond.com.

The Company has also made available an Investor Presentation on the investor relations section of the Company's website at www.bedbathandbeyond.com.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the "Company") is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of domestics merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at bedbathandbeyond.com, bedbathandbeyond.ca, worldmarket.com, buybuybaby.com, buybuybaby.ca, christmastreeshops.com, andthat.com, harmondiscount.com, facevalues.com, onekingslane.com, personalizationmall.com, decorist.com, harborlinen.com, and t-ygroup.com. As of November 30, 2019, the Company had a total of 1,524 stores, including 981 Bed Bath & Beyond stores in all 50 states, the District of Columbia, Puerto Rico and Canada, 278 stores under the names of World Market, Cost Plus World Market or Cost Plus, 126 buybuy BABY stores, 81 stores under the names Christmas Tree Shops, Christmas Tree Shops andThat! or andThat!, 55 stores under the names Harmon, Harmon Face Values or Face Values, and three stores under the name One Kings Lane. During the fiscal third quarter, the Company opened four stores including one Bed Bath & Beyond store, two Cost Plus World Market stores and one One Kings Lane store. Also during the fiscal third quarter, the Company closed 14 stores including 13 Bed Bath & Beyond stores and one Cost Plus World Market store. The joint venture to which the Company is a partner operates ten stores in Mexico under the name Bed Bath & Beyond.

Non-GAAP Information

This press release contains certain non-GAAP information, such as adjusted net earnings per diluted share, which is intended to provide visibility into the Company’s core operations by excluding the effects of the goodwill and other impairments, severance costs, shareholder activity costs, incremental inventory reserve for future markdowns, and the gain on the sale of a building. The Company’s definition and calculation of non-GAAP measures may differ from that of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported GAAP financial results.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the Company's progress and anticipated progress towards its long-term objectives. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for its business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; and foreign currency exchange rate fluctuations. The Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

INVESTOR CONTACT: Janet M. Barth, (908) 613-5820 OR IR@bedbath.com

MEDIA CONTACT: Dominic Pendry, (908) 855-4202 or dominic.pendry@bedbath.com

BED BATH & BEYOND INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	November 30, 2019	December 1, 2018	November 30, 2019	December 1, 2018

Net sales	$2,759,322	$3,032,231	$8,051,758	$8,720,916

Cost of sales	1,845,485	2,028,521	5,523,754	5,763,797

Gross profit	913,837	1,003,710	2,528,004	2,957,119

Selling, general and administrative expenses	931,814	954,197	2,705,457	2,747,519

Goodwill and other impairments	11,781	—	441,405	—

Operating (loss) profit	(29,758)	49,513	(618,858)	209,600

Interest expense, net	17,179	22,691	49,419	54,034

(Loss) earnings before provision for income taxes	(46,937)	26,822	(668,277)	155,566

(Benefit) provision for income taxes	(8,385)	2,468	(119,875)	38,997

Net (loss) earnings	$(38,552)	$24,354	$(548,402)	$116,569

Net (loss) earnings per share - Basic	$(0.31)	$0.18	$(4.40)	$0.86
Net (loss) earnings per share - Diluted	$(0.31)	$0.18	$(4.40)	$0.86

Weighted average shares outstanding - Basic	123,099	133,811	124,688	135,070
Weighted average shares outstanding - Diluted	123,099	133,998	124,688	135,425

Dividends declared per share	$0.17	$0.16	$0.51	$0.48

BED BATH & BEYOND INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	November 30, 2019	December 1, 2018
Assets

Current assets:
Cash and cash equivalents	$900,077	$762,513
Short term investment securities	—	238,267
Merchandise inventories	2,543,247	3,005,548
Prepaid expenses and other current assets	361,116	474,285

Total current assets	3,804,440	4,480,613

Long term investment securities	20,103	19,817
Property and equipment, net	1,749,543	1,866,086
Operating lease assets	1,947,008	—
Goodwill	—	716,283
Other assets	490,894	453,945

	$8,011,988	$7,536,744

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$1,210,274	$1,554,353
Accrued expenses and other current liabilities	690,890	793,916
Merchandise credit and gift card liabilities	337,515	330,759
Current operating lease liabilities	459,364	—

Total current liabilities	2,698,043	2,679,028

Other liabilities	185,247	407,953
Income taxes payable	41,856	54,061
Operating lease liabilities	1,750,353	—
Long term debt	1,488,284	1,492,427

Total liabilities	6,163,783	4,633,469

Shareholders' equity:

Preferred stock - $0.01 par value; authorized - 1,000 shares; no shares issued or outstanding	—	—

Common stock - $0.01 par value; authorized - 900,000 shares; issued 344,077 and 342,657 shares, respectively; outstanding 126,961 and 137,472 shares, respectively	3,440	3,427
Additional paid-in capital	2,155,500	2,108,790
Retained earnings	10,460,810	11,388,910
Treasury stock, at cost; 217,116 and 205,185 shares, respectively	(10,715,177)	(10,538,430)
Accumulated other comprehensive loss	(56,368)	(59,422)

Total shareholders' equity	1,848,205	2,903,275

	$8,011,988	$7,536,744

BED BATH & BEYOND INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended
	November 30, 2019	December 1, 2018
Cash Flows from Operating Activities:

Net (loss) earnings	$(548,402)	$116,569
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation and amortization	255,121	246,482
Goodwill and other impairments	441,405	—
Gain on sale of a building	—	(29,690)
Stock-based compensation	36,112	49,268
Deferred income taxes	(85,626)	(214)
Other	(3,671)	(2,162)
Decrease (increase) in assets:
Merchandise inventories	75,787	(279,837)
Trading investment securities	21	1,651
Other current assets	(113,476)	88,220
Other assets	(4,029)	872
Increase (decrease) in liabilities:
Accounts payable	145,988	401,785
Accrued expenses and other current liabilities	69,831	96,702
Merchandise credit and gift card liabilities	(1,817)	7,449
Income taxes payable	(27,872)	(7,266)
Operating lease assets and liabilities, net	14,240	—
Other liabilities	3,515	(24,394)

Net cash provided by operating activities	257,127	665,435

Cash Flows from Investing Activities:

Purchase of held-to-maturity investment securities	(57,000)	(246,425)
Redemption of held-to-maturity investment securities	545,000	385,125
Capital expenditures	(188,352)	(256,490)
Proceeds from sale of a building	—	11,183

Net cash provided by (used in) investing activities	299,648	(106,607)

Cash Flows from Financing Activities:

Payment of dividends	(64,340)	(64,877)
Repurchase of common stock, including fees	(99,132)	(70,458)

Net cash used in financing activities	(163,472)	(135,335)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	113	(7,120)

Net increase in cash, cash equivalents and restricted cash	393,416	416,373

Cash, cash equivalents and restricted cash:
Beginning of period	529,971	367,140
End of period	$923,387	$783,513
The Fiscal Year 2018 consolidated statement of cash flows was revised to include restricted cash due to the adoption of Accounting Standards Update 2016-18 Statement of Cash Flows (Topic 230) in Fiscal Year 2018.

Non-GAAP Financial Measures

The following table reconciles non-GAAP financial measures presented in this press release or that may be presented on the Company’s third quarter conference call with analysts and investors.  The Company believes that these non-GAAP financial measures provide management, analysts, investors and other users of the Company’s financial information with meaningful supplemental information regarding the performance of the Company’s business.  These non-GAAP financial measures should not be considered superior to, but in addition to other financial measures prepared by the Company in accordance with GAAP, including the year-to-year results.  The Company’s method of determining these non-GAAP financial measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and the Company does not recommend the sole use of this non-GAAP measure to assess its financial and earnings performance. The Company has not previously presented non-GAAP financial measures regarding its results for its fiscal 2018 third quarter.  For reasons noted above, the Company is presenting certain non-GAAP financial measures for its fiscal 2019 third quarter.  In order for investors to be able to more easily compare the Company’s performance across periods, the Company has included comparable reconciliations for the 2018 period in the reconciliation tables below.

Non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	November 30, 2019	December 1, 2018	November 30, 2019	December 1, 2018
Reconciliation of Adjusted Gross Profit

Reported gross profit	$913,837	$1,003,710	$2,528,004	$2,957,119

Adjustments:
Incremental inventory reserve for future markdowns	(23,915)	—	169,820	—
Total adjustments	(23,915)	—	169,820	—

Adjusted gross profit	$889,922	$1,003,710	$2,697,824	$2,957,119

Reconciliation of Adjusted Gross Margin

Reported gross margin	33.1%	33.1%	31.4%	33.9%

Adjustments:
Incremental inventory reserve for future markdowns	(0.8)%	—%	2.1%	—%
Total adjustments	(0.8)%	—%	2.1%	—%

Adjusted gross margin	32.3%	33.1%	33.5%	33.9%

Reconciliation of Adjusted Selling, General and Administrative Expenses

Reported selling, general and administrative expenses	$931,814	$954,197	$2,705,457	$2,747,519

Adjustments:
Severance costs	—	—	(61,199)	(13,892)
Shareholder activity costs	—	—	(8,000)	—
Gain on sale of a building	—	28,281	—	28,281
Total adjustments	—	28,281	(69,199)	14,389

Adjusted selling, general and administrative expenses	$931,814	$982,478	$2,636,258	$2,761,908

	Three Months Ended		Nine Months Ended
	November 30, 2019	December 1, 2018	November 30, 2019	December 1, 2018

Reconciliation of Adjusted Selling, General and Administrative Expenses as a Percent of Net Sales

Reported selling, general and administrative expenses as a percent of net sales	33.8%	31.5%	33.6%	31.5%

Adjustments:
Severance costs	—%	—%	(0.8)%	(0.1)%
Shareholder activity costs	—%	—%	(0.1)%	—%
Gain on sale of a building	—%	0.9%	—%	0.3%
Total adjustments	—%	0.9%	(0.9)%	0.2%

Adjusted selling, general and administrative expenses as a percent of net sales	33.8%	32.4%	32.7%	31.7%

Reconciliation of Adjusted Effective Income Tax Rate

Reported effective income tax rate	17.9%
Impact on operating loss and benefit for income taxes of goodwill and other impairments and incremental inventory reserve for future markdowns	2.7%
Adjusted effective income tax rate	20.6%

Reconciliation of Adjusted Net (Loss) Earnings

Reported net (loss) earnings	$(38,552)	$24,354	$(548,402)	$116,569

Pre-tax Adjustments:
Incremental inventory reserve for future markdowns	(23,915)	—	169,820	—
Severance costs	—	—	61,199	13,892
Goodwill and other impairments (a)	11,781	—	441,405	—
Shareholder activity costs	—	—	8,000	—
Gain on sale of a building	—	(28,281)	—	(28,281)
Total pre-tax adjustments	(12,134)	(28,281)	680,424	(14,389)

Tax impact of adjustments	3,786	6,598	(121,565)	3,830

Total adjustments, after tax	(8,348)	(21,683)	558,859	(10,559)

Adjusted net (loss) earnings	$(46,900)	$2,671	$10,457	$106,010

Reconciliation of Adjusted Net (Loss) Earnings per Diluted Share

Reported net (loss) earnings per diluted share	$(0.31)	$0.18	$(4.40)	$0.86
Goodwill and other impairments, severance, shareholder activity costs, incremental inventory reserve for future markdowns and gain on sale of a building	(0.07)	(0.16)	4.48	(0.08)
Adjusted net (loss) earnings per diluted share	$(0.38)	$0.02	$0.08	$0.78

(a) Goodwill and other impairments include: (1) goodwill, tradename and store asset impairments related to the North American Retail reporting unit; and (2) tradename impairments related to the Institutional Sales reporting unit.